Exhibit (j) under Form N-1A
                                          Exhibit (23) under Item 601/Reg. S-K


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Investment Shares and Retirement Shares Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 11, 2003, in Post Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 2-66437) of Edward Jones Money Market Fund.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2003